Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-15150) and S-8 (Nos. 333-57121, 333-37232 and
333-37236) of Community Banks, Inc. of our report dated January 24, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
March 26, 2003